Exhibit 99.1
news release
QLT NAMES KATHRYN FALBERG TO THE BOARD OF DIRECTORS

For Immediate Release	March 26, 2009
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today announced the appointment of Ms. Kathryn Falberg to the Company’s board of directors and audit committee, effective March 25, 2009. Her appointment brings the board membership to seven directors who will all stand for reelection at the Annual General Meeting of Shareholders on May 5, 2009.
Ms. Falberg is currently Chief Financial Officer and Chief Operating Officer of ARCA biopharma and has over 20 years of experience as a financial executive and corporate director. Ms. Falberg’s career includes seven years at Amgen, one of the world’s largest biotechnology companies, where she served as Senior Vice President and Chief Financial Officer, as well as Vice-President, Controller and Chief Accounting Officer and Treasurer. She also served as Chief Financial Officer of Inamed, a medical device company which was later acquired by Allergan. Ms. Falberg currently serves as Chair of the audit committees for Halozyme and ESS Technology. Former directorships include Human Genome Sciences, Fresh Del Monte and VISX.
“Kate brings a wealth of experience and we are pleased to welcome her to our board,” said Boyd Clarke, QLT’s Chairman of the Board. “Kate brings a robust financial and strategic skill set and strong industry background in biotechnology. We believe that QLT will greatly benefit from Kate’s operational and financial experience.”
Ms. Falberg received her B.A. and masters in business administration from the University of California, Los Angeles.
About QLT
QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies. Our research and development efforts are focused on pharmaceutical products in the field of ophthalmology. In addition, we utilize three unique technology platforms, photodynamic therapy, Atrigel® and punctal plugs with drugs, to create products such as Visudyne® and Eligard®, and future product opportunities. For more information, visit our web site at www.qltinc.com.

QLT Inc. Media Contact:
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
The Trout Group Investor Relations Contact:
New York, USA
Christine Yang
Telephone: 646-378-2929
or
Marcy Nanus
Telephone: 646-378-2927
QLT Plug Delivery, Inc. is a wholly-owned subsidiary of QLT Inc.
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements contained in this press release, which are not historical facts, are “forward-looking statements,” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Such statements include, but are not limited to: statements which contain language such as “expects,” “will,” “plans,” “estimates,” “intends,” “believes” and similar expressions that do not relate to historical matters. Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from the results expressed or implied by such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: risks and uncertainties associated with the timing, expense and outcome of research and development programs and commercialization of products (including the difficulty of predicting the timing and outcome of the synthetic retinoid drug development efforts, clinical testing and regulatory approvals or actions); uncertainties regarding the impact of competitive products and pricing; risks and uncertainties associated with the safety and effectiveness of our technology; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and other factors as described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.